Exhibit 99.1

Ascential Software Announces Preliminary Third Quarter Results of $67.0-$67.5
Million Total Revenue and $26.5-$27.0 Million License Revenue
Company Prepares for AscentialWorld 2004 Customer Conference

WESTBORO, Mass., October 21, 2004 — Ascential Software Corporation (Nasdaq: ASCL), the enterprise data integration leader, today announced preliminary results for the third quarter ended September 30, 2004.

Total third quarter 2004 revenue is expected to be in the range of $67.0 million to $67.5 million, compared with $45.9 million in the third quarter of 2003 and $64.7 in the second quarter of 2004. The company had previously provided total revenue guidance for the third quarter in the range of $63 million to $65 million. License revenue is expected to be in the range of $26.5 million to $27.0 million in the third quarter of 2004, compared with $22.4 million of license revenue in the third quarter of 2003 and $25.0 million of license revenue in the second quarter of 2004.

GAAP net income is expected to be approximately $0.03 per share, diluted, for the third quarter of 2004. On a pro forma basis, as described below, net income is expected to be approximately $0.06 per share, diluted, in the third quarter of 2004.

“We are pleased with our third quarter performance and wanted to release preliminary results as we kick off AscentialWorld 2004 this coming Sunday. We believe the investments we made in expanding our field operations during the first half of 2004, along with our meaningfully differentiated product and solutions offerings, are helping us continue to grow in the expanding data integration marketplace,” commented Peter Gyenes, Ascential Software chairman and chief executive officer. “We look forward to discussing our products, solutions and strategies with many hundreds of our customers and partners at AscentialWorld 2004 next week, and our final financial results and outlook with investors in our regularly scheduled conference call on October 28th.”

Included in third quarter license revenue are four customer transactions each slightly over $1 million in current license revenue, three in North America and one in Europe. Overall, international revenue was approximately 50% of total revenue in the quarter. Cash, cash equivalents and short term investments as of September 30, 2004 are estimated to be approximately $471.5 million.

Outlook and Guidance

For the fourth quarter of 2004, the company anticipates revenue in the range of $69 million to $72 million, barring unforeseen circumstances. Costs and expenses are currently expected to be slightly higher in the fourth quarter than the third quarter, due mainly to variable costs associated with higher revenue levels and AscentialWorld expenses. More complete fourth quarter guidance, as well as guidance for 2005, will be provided with the company’s final third quarter results release and conference call on October 28, 2004.

The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include expenses unrelated to the company’s ongoing data integration business, as well as the non-cash charges associated with the amortization of purchased intangibles and stock-based compensation. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures, and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results. Relative to GAAP, pro forma results described in this release exclude the following items, net of associated taxes: amortization of purchased intangibles of approximately $1.5 million, such as developed technology and customer lists; amortization of stock-based compensation of approximately $0.2 million; and an insignificant amount of expenses and other items related to divested business operations. These items are expected to aggregate approximately $0.03 per share, diluted, for the third quarter.

October 28, 2004 Conference Call

The company’s management will host a conference call at 5:00 PM (EST) on October 28th to discuss the company’s operating performance after releasing final results on that day. The conference call will be broadcast live through a link on the Investor Relations page on the

Ascential Software web site at www.ascential.com/investors. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot attend that live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling 866-458-4761 beginning about two hours after the call that day ends.

About Ascential Software

Ascential Software Corporation (Nasdaq: ASCL) is the leader in enterprise data integration. Customers and partners worldwide use the Ascential Enterprise Integration SuiteTM to confidently transform data into accurate, reliable and complete business information to improve operational performance and decision-making across every critical business dimension. Our comprehensive end-to-end solutions provide on demand data integration complemented by our professional services, industry expertise, and methodologies.

Ascential Software is headquartered in Westboro, Mass., and has more than 3,000 customers and partners globally across such industries as financial services and banking, insurance, healthcare, retail, manufacturing, consumer packaged goods, telecommunications and government. For more information call 1-800-966-9875 (508-366-3888 if calling from outside the US or Canada) or visit the Ascential Software website at http://www.ascential.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to numerous risks and uncertainties. These forward-looking statements address a variety of subjects including, for example, future results and prospects for achievement; anticipated or estimated revenue, net income, and other financial results; expected costs and expenses; impact of investments in field operations and differentiated offerings; growth of the business; expansion of the data integration marketplace; and the usefulness of pro forma results. Any statements contained in this public announcement, including without limitation statements to the effect that the company or its management “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “intends” or “estimates,” or statements concerning “potential” or “opportunity” or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact should be considered forward-looking statements as a result of certain risks and uncertainties. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the company’s books and customary quarter-end accounting procedures; the ability of Ascential Software to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by Ascential Software; dependence on international operations; global and geopolitical instability; impact of product line divestitures; and difficulties that Ascential Software may experience integrating technologies, operations and personnel of completed or future acquisitions. The financial measures discussed in this release also involve risks and uncertainties and are subject to final audited results for the period or periods covered. Investors and potential investors should review carefully the description of risks and uncertainties that, together with other detailed information about the company, is contained in the periodic reports that the company files from time to time with the Securities and Exchange Commission, including the company’s most recent quarterly report on Form 10-Q. The forward-looking statements and financial measures contained herein represent the judgment of Ascential Software, as of the date of this release, and Ascential Software disclaims any intent or obligation to update such forward-looking statements to reflect any change in Ascential’s expectations with regard thereto or any change in events, conditions, and circumstances on which such statements are based. Ascential Software is not responsible for statements attributed to third parties within this release or in any materials referenced herein. Partnerships described herein shall be deemed to be strategic alliances only, and shall not imply the power of either partner to bind the other partner or to incur obligations on behalf of the other partner.

Ascential and Ascential Enterprise Integration Suite are trademarks of Ascential Software Corporation or its affiliates and may be registered in the United States or other jurisdictions. Other marks are the property of the owners of those marks.

For more information, contact:

Chas Kielt	David Roy
Ascential Software Corporation	Ascential Software Corporation
(508) 599-7256	(508) 599-7290
chas.kielt@ascential.com	david.roy@ascential.com

Kristina White	Gordon McCoun/Julie Prozeller
Porter Novelli	Financial Dynamics
(617) 897-8200	(212) 850-5600
kristina.white@porternovelli.com	gmccoun@fd-us.com
jprozeller@fd-us.com